UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)	Retirement of Per Welin from the Board of Directors

As previously reported in a Current Report on Form 8-K filed by Autoliv, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC) on December 17, 2008, Mr. Per Welin informed the Board of Directors of the Company (the “Board”) of his intention to retire and not seek or accept re-election at the 2009 Annual General Meeting of Stockholders, which was held on May 6, 2009. On February 17, 2009, Mr. Welin resigned from the Company’s Audit Committee of the Board, as reported in a Current Report on Form 8-K filed with the SEC on February 20, 2009. On May 6, 2009, Mr. Welin retired from the Board.

(d)	Appointment and Re-Election of Directors to the Board of Directors

On December 16, 2008, as reported in a Current Report on Form 8-K filed by the Company with the SEC on December 17, 2008, the Board appointed Dr. Wolfgang Ziebart to the Board. On February 17, 2009, as reported in a Current Report on Form 8-K filed by the Company with the SEC on February 20, 2009, Dr. Ziebart was appointed to the Company’s Audit Committee of the Board. Dr. Ziebart’s initial term expired at the 2009 Annual General Meeting of Stockholders, where he was nominated to stand for re-election to the Board. On May 6, 2009, at the 2009 Annual General Meeting of Stockholders, in addition to Dr. Ziebart, George A. Lorch, James M. Ringler, and Kazuhiko Sakamoto were re-elected to the Board by the stockholders of the Company.

(e)	Amended and Restated Autoliv, Inc, 1997 Stock Incentive Plan

On May 6, 2009, at the 2009 Annual Meeting of Stockholders of the Company, the stockholders of the Company, upon the recommendation of the Board of Directors of the Company (the “Board”), approved the amendment and restatement of the Company’s 1997 Stock Incentive Plan. The Board adopted, subject to stockholder approval, the Amended and Restated Autoliv, Inc. 1997 Stock Incentive Plan (the “Amended and Restated Plan”) on February 17, 2009.

The Amended and Restated Plan provides for a variety of compensatory awards designed to attract and retain key individuals essential to the Company’s financial success and long-term growth. Among other things, the amendments:

•

increase the total number of shares authorized for issuance under the Amended and Restated Plan to 9,300,000 shares, plus 285,000 shares issuable in connection with the exchange of “old” Morton International, Inc. options for Company stock options, an increase of 4,500,000 shares;

•	add restricted stock units and deferred stock units as specific types of authorized awards available for grant under Amended and Restated Plan, as well as cash-settled awards;

•	revise the limitations on the number of awards which may be granted to a participant on an annual basis, such that each category of award has its own limitation; and

•

add a list of business criteria which the Company’s Compensation Committee of the Board may use to establish objectively determinable performance goals for awards issued under the Amended and Restated Plan so that such awards are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

The maximum number of awards which could be granted to any one participant during a calendar year under the Amended and Restated Plan are as follows:

•	300,000 shares in connection with options and stock appreciation rights,

•	300,000 shares of restricted stock, or shares in connection with restricted stock units or deferred stock units, and

•	300,000 shares in connection with other stock-based awards.

The maximum aggregate amount that may be paid with respect to cash-based awards under the Amended and Restated Plan is $3,000,000.

The description of the Amended and Restated Plan contained herein is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.19 to this Form 8–K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.19	The Amended and Restated Autoliv, Inc. 1997 Stock Incentive Plan, filed as Appendix A of the Definitive Proxy Statement of the Company on Schedule 14A filed on March 23, 2009 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.

Date: May 11, 2009

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.19	The Amended and Restated Autoliv, Inc. 1997 Stock Incentive Plan, filed as Appendix A of the Definitive Proxy Statement of the Company on Schedule 14A filed on March 23, 2009 is incorporated herein by reference.